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Exhibit 8.1

December 23, 2010

Mission NewEnergy Limited
Tempo Offices, Unit B9
431 Roberts Road
Subiaco, Western Australia 6008
Australia

RE:     Ordinary Shares of Mission NewEnergy Limited (the “Company”)

Dear Sirs:

In connection with the public offering of ordinary shares (the “Ordinary Shares”) of the Company pursuant to the Registration Statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 8, 2010, as amended to date (the “Registration Statement”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation – U.S. Federal Income Tax Considerations.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion.  For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents.

We are opining herein as to the effect on the subject transaction of the federal income tax laws of the United States only and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts and subject to limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation – U.S. Federal Income Tax Considerations” constitute the opinion of Baker & McKenzie LLP as to the material tax consequences of an investment in the Ordinary Shares.

Baker & McKenzie, an Australian Partnership is a member of Baker & McKenzie International, a Swiss Verein

No opinion is expressed as to any matter not discussed herein.

We undertake no obligation to update this opinion subsequent to the date on which the Commission declares the Registration Statement effective.  This opinion is based on the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.  Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement.  This opinion may not be relied upon by you for any other purpose.  However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Taxation – U.S. Federal Income Tax Considerations” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP